UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2026 (July 16, 2026)

SDR Drone, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-56477	34-2001531
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 US Highway 1, North Palm Beach, Florida 33408

(Address of principal executive offices)

(877) 646-4833

(Registrant’s telephone number, including area code)

Hallmark Venture Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2026, SDR Drone, Inc. (the “Company”) filed an Articles of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of the State of Florida. The Amendment amended the Company’s Articles of Incorporation to change the name of the Company from “Hallmark Venture Group, Inc.” to “SDR Drone, Inc.” (the “Name Change”). The Name Change was approved on June 16, 2026, by the holders of a majority of the voting power of the Company’s outstanding capital stock acting by written consent in lieu of a meeting.

On July 15, 2026, the Financial Industry Regulatory Authority (FINRA) approved the Amendment effecting the Name Change, to become effective at the open of business on July 16, 2026. In conjunction with the Name Change, the ticker symbol for the common stock of the Company changed from “HLLK” to “SDCO,” also effective at the open of business on July 16, 2026. The CUSIP number for the Company’s common stock remains the same: 406268201.

A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.:	Description of Exhibit
3.1	Articles of Amendment to Articles of Incorporation filed June 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2026.	SDR Drone, Inc.

	By:	/s/ Cho Sun Sik
Cho Sun Sik
Co-Chief Executive Officer

	By:	/s/ Dong Wook Chung
Dong Wook Chung
Co-Chief Executive Officer